SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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NEW WORLD RESTAURANT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 24, 2007

Supplement
to
New World Restaurant Group, Inc.
Proxy Statement for Annual Meeting of Stockholders
to be held on May 3, 2007

This Supplement to the Proxy Statement of New World Restaurant Group, Inc. supplements and amends the Proxy Statement dated April 3, 2007 in connection with the 2007 Annual Meeting of Stockholders to be held on May 3, 2007 at 9:00 a.m.

Proposal 4 is hereby amended as follows:

To increase the number of authorized shares for issuance under the Executive Employee Incentive Plan from 1,150,000 to 2,000,000 rather than 1,450,000 as originally stated in the Proxy Statement.

On April 24, 2007, the Board of Directors approved an amendment to the Plan to increase the number of shares authorized under the Plan from 1,150,000 to 2,000,000, subject to stockholder approval. This amendment supersedes the amendment to the Plan previously approved by the Board on February 28, 2007. A copy of the amendment is attached to this Supplement as Annex A. The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote on this proposal is required to approve this Amendment to Proposal 4. Greenlight Capital LLC and its affiliates, which collectively own approximately 94.1% of our common stock, have indicated their intention to vote in favor of Proposal 4, as amended.

The Board of Directors recommends that stockholders vote FOR the approval of Proposal 4, as amended.

Enclosed is a proxy card in connection with this Supplement. Please complete, date and sign the enclosed proxy and return it in the envelope provided, which does not require postage if mailed in the United States. If you choose to attend the Annual Meeting, you may still vote your shares in person even though you have previously returned your proxy by mail. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions. This proxy is revocable at any time prior to its use.

Annex A

SECOND AMENDMENT TO THE

NEW WORLD RESTAURANT GROUP, INC.
2004 EXECUTIVE EMPLOYEE INCENTIVE PLAN

      1. Plan Sponsor: New World Restaurant Group, Inc.

      2. Amendment of Plan: The following Amendment to the New World Restaurant Group, Inc. 2004 Executive Employee Incentive Plan (the “Plan”) are adopted, effective as provided in Paragraph 3:

A.	Section 4.1 shall be amended by replacing the existing Section 4.1 with the following Section 4.1:

          4.1 Number of Shares. The maximum aggregate number of Shares that may be issued under the Plan pursuant to Options is 2,000,000 Shares, all of which may be issued under Incentive Options. Effective April 24, 2007, the maximum aggregate number of Shares that may be issued under the Plan pursuant to Options shall be increased from 1,150,000 to 2,000,000, all of which may be issued under Incentive Options. Upon exercise of an Option, the Shares issued upon exercise of such Option shall no longer be considered to be subject to an outstanding Option for purposes of the immediately preceding sentence. Notwithstanding anything to the contrary contained herein, no Option granted hereunder shall become void or otherwise be adversely affected solely because of a change in the number of Shares of the Company that are issued and outstanding from time to time, provided that changes to the issued and outstanding Shares may result in adjustments to outstanding Awards in accordance with the provisions of this ARTICLE IV. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by the Company. Such maximum numbers may be increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, stockholder approval is required. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

3.	Effective Date: The Effective Date of this Amendment shall be Effective April 24, 2007.

4. Terms and Conditions of Plan: Except for the above Amendment, all terms and conditions of the Plan are unamended and shall remain in full force and effect.

5.	Execution: The Plan Sponsor has executed this Amendment as of the date set forth below.

NEW WORLD RESTAURANT GROUP, INC.

By:

Title:

Date:

NEW WORLD RESTAURANT GROUP, INC.

1687 Cole Boulevard
Golden, CO 80401

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 3, 2007

This Proxy is solicited on Behalf of the Board of Directors.

          This proxy is solicited on behalf of the Board of Directors of New World Restaurant Group, Inc. for the Annual Meeting on May 3, 2007. The undersigned appoints Paul J.B. Murphy, III and Jill B.W. Sisson, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of New World Restaurant Group, Inc. common stock that the undersigned may be entitled to vote at the Annual Meeting of stockholders to be held on May 3, 2007, and at any adjournment or postponement thereof as indicated on the reverse side with respect to Proposal 4 as indicated below.

          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given this proxy will be voted FOR Proposal 4.

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope	Votes must be indicated (X) in Black or Blue ink.

Please sign exactly as your name appears on your stock certificates. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

4.	Proposal to approve an amendment to the Executive Employee Incentive Plan to increase the number of authorized shares for issuance under the Plan to 2,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Stockholder sign here Date

Co-Owner sign here

        This proxy revokes all proxies previously voted on Proposal 4 with respect to the annual meeting. It may be revoked at anytime prior to the meeting. Receipt of the Supplement to the Proxy Statement relating to the Annual Meeting is hereby acknowledged.